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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): March 2, 2005

                         MENDOCINO BREWING COMPANY, INC.
               (Exact name of issuer as specified in its charter)

                                   California
         (State or other jurisdiction of incorporation or organization)

                               0-22524 68-0318293
           (Commission File No.) (IRS Employer Identification Number)


                   1601 Airport Road, Ukiah, California 95482
               (Address of principal executive offices) (Zip Code)

                                 (707) 463 6610
              (Registrant's Telephone Number, Including Area Code)

                                       N/A
          (Former Name or Former Address if Changed Since Last Report)


        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

    [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

    [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

    [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

    [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

        Effective as of March 2, 2005, Mendocino Brewing Company, Inc., a California corporation (the "Company"), made a convertible promissory note (the "Note") in principal amount of $400,000, in favor of United Breweries of America, Inc., a Delaware corporation ("UBA"). The Note matures on September 1, 2006 (the "Maturity Date"), and bears interest at a rate equal to the lesser of the prime rate offered from time to time by the Bank of America in San Francisco, California plus 1.5%, or 10%.

        UBA has the right, at its option, at any time on or after the Maturity Date, to convert the principal amount of the Note and any unpaid interest into shares of the Company's common stock at the rate of one share of common stock per each $1.50 owed under the Note. Prior to the Maturity Date, the Company has the right to redeem the Note, but must first give UBA the opportunity to convert any unpaid amounts under the Note into the Company's common stock. UBA's conversion rights under the Note are protected by both anti-dilution and conversion rate protections. UBA's right to repayment under the Note is subordinated to the payment of various debts to the Savings Bank of Mendocino, Inc., the CIT Group/Credit Finance, Inc. (the "CIT Group"), and any other lenders with which the Company refinances all or any part of the debt to the CIT Group.

        UBA is one of the Company's principal shareholders. As of the effective date of the Note, UBA held 3,087,818 shares of the Company's common stock outright (27.1% of the Company's outstanding common stock) and was deemed to beneficially own an additional 1,351,243 shares based on its ability to convert the principal and unpaid interest of thirteen outstanding promissory notes that the Company had previously issued to UBA under a Master Line of Credit Agreement. The additional 1,351,243 shares would give UBA beneficial ownership of 34.8% of the Company's common stock. Sixty days prior to the maturity date of the Note, UBA will gain beneficial ownership of an additional 266,666 shares, which is the number of shares that would be granted to UBA upon conversion of the principal amount of the Note. UBA would then be deemed to have beneficial ownership of 36.2% of the Company's common stock. At that time, UBA may also be deemed to have beneficial ownership of that number of shares that it could acquire by conversion of any accrued and unpaid interest on the Note.

        The Company's Chairman of the Board, Dr. Vijay Mallya, also acts as Chairman and President of UBA. For a detailed discussion of Dr. Mallya's relationship to the Company, please refer to the joint Schedule 13D filed by UBA and Dr. Mallya with respect to their interests in the Company.

ITEM 8.01.  OTHER EVENTS

        As has been previously reported by the Company, on September 30, 2002, the shareholders of United Breweries Holdings, Ltd. (formerly Kingfisher Properties & Holdings, Ltd.), an Indian corporation ("UBHL"), adopted resolutions authorizing UBHL's board of directors to consider a transaction by which UBHL would purchase some or all of the Company's outstanding shares. UBHL is an Indian corporation headquartered in Bangalore, India. Its shares are publicly traded on the Bombay Stock Exchange (BSE Code 507458). The Company's Chairman, Dr. Vijay Mallya, is also the Chairman of the Board of UBHL.

        On March 1, 2005, UBHL formally submitted to the High Court of Karnataka at Bangalore, India (the "High Court"), as required under Indian law, a plan of reorganization (the "Plan") by which UBHL would, in addition to merging with a number of its existing wholly-owned subsidiaries, acquire indirect control of approximately 75.4% of the Company's outstanding shares. The acquisition would take the form of a merger between UBHL and United Breweries of America, BVI, a British Virgin Islands corporation ("UBA-BVI"), which is the corporate parent of both Inversiones Mirabel, S.A., a Panamanian corporation which holds approximately 48.3% of the Company's outstanding shares ("Inversiones"), and United Breweries of America, Inc., a Delaware corporation ("UBA"), which holds approximately 27.1% of the Company's outstanding shares.

        As described elsewhere in this Current Report, UBA also holds a number of convertible Company notes with a current aggregate principal balance of $1,915,400. If all of these notes were converted into shares of the Company's Common Stock, UBA would hold approximately 34.8% of the Company's Common Stock, and the combined holdings of UBA and Inversiones would amount to approximately 78.4% of the Company's outstanding Common Stock.

        Both Inversiones and UBA are currently subsidiaries of UBA-BVI. The Plan calls for UBA-BVI to be merged with and into UBHL, so that UBHL would survive the merger and UBA-BVI would thereafter cease to exist as a separate entity (the "Merger"). As a result of the Merger, both Inversiones and UBA would become direct subsidiaries of UBHL.

        Consummation of the Plan, both as it affects the Company's shares and with respect to the other entities involved, is subject to a number of contingencies, including among others: compliance with various applicable Indian and British Virgin Island laws and regulations; ratification by the High Court; approval of the Indian Foreign Investment Promotion Board and/or the Reserve Bank of India with respect to the issuance of UBHL shares under the Plan; and the consent of UBHL's shareholders. At present, therefore, it is unclear when the Plan and the Merger may be consummated.

ITEM 9.  EXHIBITS

         Exhibit No.       Description
         -----------       -----------

             10.1 Convertible Promissory Note of Mendocino Brewing Company, Inc. in favor of United Breweries of America, Inc., dated March 2, 2005.


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                                   SIGNATURES


        Pursuant to the requirements on the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         MENDOCINO BREWING COMPANY, INC.
                                                 (Registrant)


Date: March 2, 2005                 By:   /s/ N. MAHADEVAN
                                         ------------------------------
                                         N. Mahadevan, Secretary and
                                         Chief Financial Officer


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